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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 11, 2006

REINHOLD INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	0-18434 (Commission File Number)	13-2596288 (I.R.S. Employer Identification No.)

12827 East Imperial Highway, Santa Fe Springs, California (Address of Principal Executive Offices)		90670 (Zip Code)

(562) 944-3281

(Registrant's telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 5.01 below.

Item 5.01.  Changes in Control of Registrant

As previously announced, on November 2, 2006, Reinhold Industries, Inc., a Delaware corporation (“Reinhold”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Reinhold Holdings, Inc., a Delaware corporation (“Holdings”), Reinhold Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Holdings (“Purchaser”), and Reinhold. Holdings and Purchaser are affiliates of The Jordan Company, L.P. A copy of the Merger Agreement was attached as Exhibit 2 to Reinhold’s Current Report on Form 8-K filed on November 7, 2006.

Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to acquire all of the outstanding shares of common stock, par value $0.01 per share, of Reinhold at a price of $12.50 per share, net to the holder thereof in cash (the “Offer Price”). The initial offering period expired on Friday, December 8, 2006. Approximately 72% of the outstanding shares of Reinhold common stock were tendered and not withdrawn at the close of the initial offering period. On December 11, 2006, Reinhold and Purchaser issued a joint press release announcing the results of the Offer and that Purchaser had accepted for payment all shares tendered in the Offer through December 8, 2006.

Purchaser also announced that it will provide a subsequent offering period  pursuant to Rule 14d-11 of the Securities Exchange Act of 1934, which will expire at 12:00 midnight EST on the earlier of (1) the date as of which  shares of Reinhold’s common stock validly tendered and not withdrawn, together with all shares of Reinhold common stock then owned by Purchaser, represent at least 90% of Reinhold’s outstanding common stock and (2) Tuesday, January 9, 2007.  Reinhold stockholders who have not yet tendered their shares may do so at any time prior to the expiration of the subsequent offering period.  All shares properly tendered during the subsequent offering period will be accepted, and tendering stockholders will be paid $12.50 per share in cash promptly following acceptance, less any required withholding of taxes and without the payment of interest.  No shares tendered in the subsequent offering period may be withdrawn after tender.

The purpose of the subsequent offering period is to enable holders of common shares of Reinhold who did not tender during the original offering period to participate in the offer and to receive the offer price on an expedited basis.  Pursuant to the Merger Agreement, Purchaser will acquire the balance of the shares not tendered during the original offering period and the subsequent offering period through a cash merger of Purchaser with and into Reinhold.  In the merger, holders of any remaining outstanding common shares of the Company will receive cash in the amount of $12.50 per share, less any required withholding of taxes and without the payment of interest.

Upon its purchase of the shares already tendered and not withdrawn during the initial offer period, Purchaser will hold the common shares of Reinhold sufficient to enable it, under Reinhold’s certificate of incorporation and applicable Delaware law, to approve the merger.  However, if Purchaser can acquire, during the subsequent offering period, shares that, in addition to those already tendered, constitute at least 90% of the outstanding common shares of Reinhold, it will be able, under applicable Delaware law, to consummate the merger without the need for a meeting of the stockholders of Reinhold.  In such event, the merger could take place promptly following the expiration of the subsequent offering period.  If Purchaser is unable to acquire at least 90% of the outstanding common shares, it will be necessary for Reinhold to schedule a meeting of its stockholders to approve the merger and for such purpose to circulate an information statement to its stockholders.  In this case, although a favorable outcome of the stockholder meeting is assured, the completion of the second step merger likely would not occur, and Reinhold’s remaining shareholders would not be entitled to receive the merger consideration, until approximately 45 to 60 days after the expiration of the subsequent offering period.  In either event, holders of common shares of Reinhold who did not tender will receive in the merger the same $12.50 per share payable to holders who tender during the subsequent offering period, less any required withholding of taxes and without the payment of interest.

Pursuant to the Merger Agreement, effective December 11, 2006, seven of the nine directors of Reinhold resigned, the number of members of the board was reduced to five, and three nominees of Purchaser were elected by the board to fill the three vacancies on the board. See Item 5.02 below for information with respect to the changes on the board of directors of Reinhold.

The change of control of Reinhold constituted an event of default under the Amended and Restated Credit Agreement dated as of December 8, 2004, among Reinhold, LaSalle Bank National Association, as administrative agent (“LaSalle Bank”), and the financial institutions named therein (the “Credit Agreement”). On December 11, 2006, Reinhold received a letter from LaSalle Bank reserving its rights under the Credit Agreement. LaSalle Bank has not accelerated the indebtedness due under the Credit Agreement nor requested an increase in the interest rate payable thereunder. Reinhold believes it has sufficient cash on hand to repay the indebtedness under the Credit Agreement if it is accelerated, and to meet its working capital needs.

Holdings and Purchaser estimate that the total amount of funds required to purchase all of the outstanding shares of Reinhold common stock pursuant to the Offer and the merger, to cancel certain deferred stock rights in exchange for a cash payment, and to pay related fees and expenses, will be approximately $42.5 million. Holdings has obtained such funds from capital provided by The Resolute Fund, L.P. and certain funds associated with The Resolute Fund, L.P.

As required by the Merger Agreement, Holdings has provided to Purchaser the amount of funds necessary to purchase shares that Purchaser has become obligated to purchase pursuant to the Offer.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Pursuant to the Merger Agreement, each of Ralph R. Whitney, Jr., Matthew C. Hook, Glenn Scolnik, Richard C. Morrison, C. Miles Schmidt, Jr., Richard Place and Andrew McNally IV resigned from Reinhold’s board of directors, effective December 11, 2006.

Effective December 11, 2006, the following persons were elected to the Reinhold board of directors:

Jonathan F. Boucher

Mr. Boucher, age 49, is the President, Secretary, and a Director of Purchaser. He has held those positions since the companies were organized in October 2006. Since 1983, Mr. Boucher has been a Member and Managing Principal of The Jordan Company, L.P. and its predecessors. Since 2002, he has also been a Member of Resolute Fund Partners, LLC, the general partner of The Resolute Fund, L.P. Mr. Boucher is a director of various other privately held companies, as well as a director of Sensus Metering Systems, Inc., a manufacturer of advanced metering and related communications systems for the worldwide utility industry. He served as a director of W-H Energy Services, Inc., a diversified oilfield services company, until May 2005.

Dean M. Willard

Since the organization of Purchaser in October 2006, Mr. Willard, age 60, has been a Vice President and a Director of Purchaser. From 1999 to 2005, Mr. Willard was Chairman and CEO of Permatex, Inc., a manufacturer of adhesives and sealants for the automotive industry. Since 1997, Mr. Willard has been Chairman of Advanced Chemistry and Technology Corporation, a manufacturer of sealants and adhesives for the aerospace industry. Since 1998, he has been a Director of American Pacific Corporation, a manufacturer of specialty chemicals for the aerospace industry. He is also a director of various other privately held companies. Mr. Willard was also elected Vice President of Reinhold, effective December 11, 2006.

Douglas J. Zych

Mr. Zych, age 35, is a Vice President and Assistant Secretary of Purchaser, and has held those positions since October 2006. Mr. Zych joined The Jordan Company, L.P. in 1995 and has been a Principal since 2002. He is a director of various privately held companies and a director of TAL International Group, Inc., one of the world's largest lessors of intermodal freight containers and chassis.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINHOLD INDUSTRIES, INC.

Date:  December 15, 2006

By:   /s/ Brett Meinsen

         Name:  Brett Meinsen

         Title:    Treasurer